EXHIBIT 10.58

Deutsche Postbank AG                                                                                                                                  Corporate Customers

Loan Agreement - Open Credit Line                                                                                          Account Nr. : 0174 022 202
                                                                                                                                                  City, Date    :  Hamburg, 08.30.2005

DOMILENS Vertrieb für medizinische Produkte GmbHHolsteiner
Chaussee 303 a
22457 Hamburg

- hereinafter “the Borrower” – hereby enters into the following Loan Agreement with Deutsche Postbank AG – hereinafter “the Lender”, whereby the Lender shall provide a line of credit on open account with a limit of EUR 100,000.001 to the Borrower.

1  Granting of Credit

A line of credit up to the aforementioned limit shall be made available under checking account nr. 0174 022 202.

2  Loan Fees

For the amount of credit used at any given time, interest and fees at the rate established by Postbank for credits of this kind shall be due and payable. The Borrower shall be notified of any changes in those rates.

The current annual interest rate is 7.00 percent.

To the extent that the available credit is not used, the Lender shall charge an annual fee of __ percent in exchange for providing access to the entire credit amount up to the stated limit.2

In addition, the following charge(s) shall apply:2

For providing the credit line, we shall charge a fee in the amount of .125% of the approved credit amount per calendar year. This fee shall be debited to the aforementioned checking account.

The loan fees accrued to date shall be posted on each account statement. Should the approved credit limit be exceeded as a result, Postbank shall bill a finance charge for the overdraft – as it does for any overdrawn credit –

[X]     at the annual rate established for an overdraft, which is currently 15.00 percent.

[  ]      aside from the aforementioned loan fees, the overdraft charge set by Postbank, which currently is percent per year.The Borrower agrees to pay any overdraft charges promptly.

3  Credit Period, Withdrawal

The credit is granted for an unlimited period, unless a time limit is specifically agreed upon hereinafter.

[  ] The credit shall be granted until _________ .

For withdrawal of credit, Postbank’s General Terms and Conditions sections 18, 19 shall apply.

4  Special Provisions

This Loan Agreement shall replace any previous loan agreements involving the aforementioned checking account.

5  Security

Use of the credit line cannot commence until all requirements have been met, i.e. the agreed upon collateral has been made available to Postbank and, if applicable, until Postbank has received a certificate to that effect. Irrespective of any liability for any already existing or future collateral for security purposes, the Borrower shall furnish the following collateral:

none

to Postbank under separate agreements.

6  Several Borrowers

If there are several borrowers, they shall be jointly liable for repaying the debt as joint debtors under this Agreement.

If the loan is paid off to Postbank by one borrower, Postbank shall not ascertain whether the borrower is entitled to collateral that is no longer needed. On principle, Postbank shall return such collateral to the guarantor, unless the borrower paying off the loan furnishes proof that the guarantor agrees to the surrender of the collateral to the Borrower.

7  Disclosure Requirements

During the entire credit period, the Borrower shall be required to grant Postbank or any agency authorized by Postbank access to data necessary for assessing the Borrower’s current financial status by furnishing any pertinent documents (such as financial statements/annual reports, income tax assessments and returns, balance sheets, etc.) at any time, at least once annually, providing any and all required information and permitting an on-site visit and inspection of its offices. Postbank is also required by law (KWG3 § 18) to require the disclosure of information regarding the financial status of the Borrower. Postbank shall have the right to request the necessary documents directly from the Borrower’s accounting and tax advisors after prior notification of the Borrower.

If the aforementioned data is stored electronically, the Borrower shall be required to provide access to the data in a timely fashion.

Should the Borrower fail to fulfill these obligations, Postbank shall have the right to withdraw the credit and demand immediate payback of the loan.

Postbank shall be entitled to inspect the public records as well as the real estate register and title deeds and to request simple or notarized copies or extracts thereof at Borrower’s expense, as well as gather information that it considers necessary for establishing the Borrower’s credit worthiness from insurance carriers, governmental and other agencies, in particular from credit institutions.

8  Costs Arising from the Agreement

All costs arising from negotiating and executing this Agreement, including the furnishing of collateral, shall be paid by the Borrower.

9  Jurisdiction

If the place of general jurisdiction for Postbank isn’t already evident from § 29 of the ZPO4, Postbank shall be able to pursue its claims through litigation through its general legal venue, if the borrower against whom the suit is filed is a merchant or legal entity under section 6 of the AGB5 or has no general legal venue within this country at the time of entry into this Agreement or if he changes his permanent or usual residency to a place outside the Federal Republic of Germany or if the place of his permanent or usual residency is unknown at the time when the suit is filed.

10  General Terms and Conditions of Business

In addition, the general terms and conditions of business of Deutsche Postbank AG shall apply. The wording of the AGB is available for review at the branches of Deutsche Postbank AG. Clients may also request that a copy of the AGB through the mail.

This Agreement and the copy thereof must be signed by all borrowers mentioned on page 1 of this Agreement!

City, Date (if different from page 1)

Hamburg, 09.06.2005

Certification

[  ]  1. Person is known and identified on account ______ Identity verified by means of [ ] personal ID [ ] passport nr.______ issued by _________________ [  ]  2. Person is known and identified on account ______ Identity verified by means of [ ] personal ID [ ] passport nr.______ issued by _________________

Identity verified and certified as to its correctness

Signature of clerk _____________________________________________

The Borrower(s) are/is acting on his/their own account:

[  ] Yes

[  ] No

Seal and signature(s) of the Borrower(s)

DOMILENS GmbH Hochsteiner Chaussee 303a 22457 Hamburg Telephone: 040 / 55 98 80-0 Fax: 040 / 55 98 80-80

/s/ Guenther Roepstorff

/s/ Signature

Deutsche Postbank AG

1 Amount

2 Delete if not applicable.

3 KWG: Kreditwesengesetz — German credit law

4 ZPO: Zivilprozessordnung – German code of civil procedures

5 AGB: Allgemeine Geschäftsbedingungen – General Terms and Conditions